UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C., 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGIE HOLDINGS, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	3646	94-2857548
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

4885 Ward Road,

Suite 300

Wheat Ridge, Colorado 80033

(720)-963-8055

(Address and telephone number of principal executive offices)

Harold Hansen, President

4885 Ward Road,

Suite 300

Wheat Ridge, Colorado 80033

(720)-963-8055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________

Copies of communications to:

Andrew I. Telsey, Esq.

Andrew I., Telsey P.C.

12835 E Arapahoe Rd.

Tower 1 Penthouse #803

Centennial, CO 80112

Tel: (303) 768-9221 Fax: 303-768-9224

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Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Proposed Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	5,000,000 shares	$0.0275 per share	$137,500	$17.71*

*	Previously paid
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s Common Stock on October 1, 2014, as reported on the OTCQB.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

_______________________________________________

EXPLANATORY NOTE

This Post-Effective Amendment is filed in order to rectify a mistake included in Exhibit 5.2 included in the Registrant’s registration statement on Form S-1/A2 filed with the US Securities and Exchange Commission on October 29, 2014.

_____________________________________________

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  Exhibits.

Exhibit
Number	Description

2.1*	Certificate of Incorporation of Energie Holdings, Inc.(incorporated by reference to Current Report on Form 8-K dated as of June 10, 2014 and July 2, 2014)

2.2*	Bylaws of Energie Holdings, Inc. (incorporated by reference to Current Report on Form 8-K dated as of June 10, 2014 and July 2, 2014)

2.3*	Certificate of Amendment to Certificate of Incorporation of Energie Holdings, Inc. filed September 18, 2014 (incorporated by reference to Form 8-KA3 filed with the SEC on September 24, 2014)

5.2	Opinion of Andrew I. Telsey, P.C. re: legality

10.37*	Energie Holdings Inc. 2014 Stock Option Plan (incorporated by reference to 14C Information Statement filed August 25, 2014).

10.38*	Share Exchange Agreement dated December 31, 2013 between Alas Aviation Corp. and OELC LLC, and Shareholders of OELC LLC (incorporated by reference to Exhibit 10.1 to our Current Prospectus on Form 8-K dated as of December 31, 2013)

10.39*	Agreement and Plan of Merger dated January 27, 2014 between Alas Aviation Corp., Alas Acquisition Company and Energie Holdings, Inc. (incorporated by reference to Exhibit 10.1 to our Current Prospectus on Form 8-K and Form 8-K/A dated as of January 27, 2014)

10.40*	Investment Agreement dated July 16, 2014 between Energie Holdings, Inc. and Dutchess Opportunity Fund, II, LP (incorporated by reference to Exhibit 10.1 to our Current Prospectus on Form 8-K dated as of July 16, 2014)

10.41*	Registration Rights Agreement dated July 16, 2014 between Energie Holdings, Inc. and Dutchess Opportunity Fund, II, LP (incorporated by reference to Exhibit 10.2 to our Current Prospectus on Form 8-K dated as of July 16, 2014)

10.42*	Agreement with Tons Lightology, Inc. dated April 1, 2012 (incorporated by reference to the Current Report on Form 8-K/A4 filed with the Securities and Exchange Commission on October 3, 2014

21.1*	List of Subsidiaries

23.2*	Consent of Ben Borgers CPA PC

23.3*	Consent of Andrew I. Telsey, P.C.

99.1*	Consolidated Financial Statements of Energie LLC for the Fiscal Year Ended December 31, 2013 and 2012

99.2*	Condensed Financial Statements of Energie, LLC for the for the Three Months Ended March 31, 2014 and 2013

99.3*	Pro Forma Financial Statements

99.4*	Condensed Financial Statements of Energie, LLC for the Three and Six Months Ended June 30, 2014 and 2013

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wheat Ridge, Colorado on October 31, 2014.

ENERGIE HOLDINGS, INC.

By:	s/ Harold Hansen
Harold Hansen, President and Chief Executive Officer
Principal Executive Officer

By:	/s/ Cole Dennard
Cole Dennard, Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

s/ Harold Hansen
Harold Hansen
Director

Date: October 31, 2014